UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 4, 2021

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On August 4, 2021, Amphastar Pharmaceuticals, Inc. and two domestic subsidiaries Armstrong Pharmaceuticals, Inc. (“Armstrong”) and International Medication Systems, Ltd. (“IMS”) (collectively, the “Company”) entered into a $140,000,000 senior secured credit facility consisting of a $70,000,000 five-year secured term loan and a $70,000,000 five-year revolving line of credit evidenced by a credit agreement (collectively, the “Credit Agreement”) by and among the Company, and Capital One, N.A. (“CONA”), as a lender and swing lender and as agent for all other lenders, and other financial institutions party thereto as “lenders”. CONA and East West Bank (“East West”) acted as joint lead arrangers and bookrunners under the Credit Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Immediately following entry into the Credit Agreement, on August 4, 2021, the Company utilized a portion of the proceeds of the loans advanced under the Credit Agreement at closing to repay and satisfy in full all amounts owing to its former senior lenders Cathay Bank and East West; provided that certain mortgage debt owing to East West will remain outstanding as Permitted Debt under the Credit Agreement. All security interests and related financing agreements entered into with the Company’s former senior lenders were terminated concurrently with the effectiveness of the Credit Agreement to the extent entered into in connection with debt that was refinanced with proceeds advanced under the Credit Agreement. The following were terminated by the Company:

(i)	a security agreement, as amended, dated April 22, 2014, dated April 22, 2014, by and between Cathay Bank, N.A. (“Cathay”) and the Company,
(ii)	a security agreement, as amended, dated August 14, 2017, by and between Cathay and the Company,
(iii)	a revolving loan and security agreement, as amended, dated August 14, 2017, by and between Cathay and the Company, items (i)-(iii), collectively the Cathay Security Agreements,
(iv)	a business loan agreement, as amended, dated December 31, 2010, by and between East West and IMS,
(v)	a business loan agreement, dated September 8, 2016, by and between East West and the Company,
(vi)	a business loan agreement, as amended, dated June 28, 2017, by and between East West Bank and IMS,
(vii)	a business loan agreement, as amended, dated January 8, 2019, by and between East West and IMS, and
(viii)	a business loan agreement, as amended, dated September 1, 2020, by and between East West and IMS, items (iv) – (viii), collectively the East West Business Loans.

In connection with these terminations, the Company incurred certain immaterial termination fees and other fees.

In addition to refinancing existing debt of the Company, funds available under the Credit Agreement are being used for working capital needs and general corporate purposes as the Company deems necessary and appropriate. Borrowings under the Credit Agreement will bear interest, calculated according at the Company’s option of the Base Rate or LIBO Rate, as the case may be, plus an applicable margin ranging from, in the case of loans bearing interest at the LIBO Rate, 1.75 to 2.50 and, in the case of loans bearing interest at the Base Rate, 0.75 to 1.50, in each case, based on the Company’s Consolidated Total Net Leverage Ratio. Interest is due and payable on the last business day of each interest period with respect to LIBO Rate loans (but not less frequently than quarterly) and on the last day of each quarter with respect to Base Rate loans. The Company will also pay an unused commitment fee for the revolving line of credit, which will accrue at the applicable rate on the daily amount of the undrawn portion of the commitment of each Lender. The applicable unused commitment fee rate will range between 0.20% and 0.35% based on the Company’s Consolidated Total Net Leverage Ratio. The revolving line of credit has sublimits for Swing Line Loans and Letters of Credit each in the amount of $15,000,000. Swing Loans bear interest at the Base Rate plus an applicable margin ranging from 0.075 to 1.50 based on the Company’s Consolidated Total Net Leverage Ratio. Letters of Credit issued under the Credit Agreement are subject to Letter of Credit Fees at a rate equal to the LIBOR Margin otherwise applicable to revolving loans in addition to customary letter of credit fees (including fronting fees).

The Company’s obligations under the Credit Agreement are secured by substantially all of its assets, subject to customary exceptions set forth in the Credit Agreement. In addition, to the extent the Company forms or acquires any subsidiaries that do not constitute Excluded Subsidiaries under the terms of the Credit Agreement, such subsidiaries will be required to guarantee the Company’s obligations under the Credit Agreement and provide a security interest in substantially all of their assets. The Company will be required to cause its French subsidiary Amphastar Pharmaceuticals France, SSA to guarantee the Company’s obligations and grant a security interest in certain of its assets on a post-closing basis subject to addressing certain requirements under French law.

The Credit Agreement contains customary representations, warranties and covenants for a transaction of this type, including maintenance of (i) a maximum Consolidated Total Net Leverage Ratio of 2.50 to 1.00 and (ii) a minimum Consolidated Fixed Charge Coverage Ratio of 1.25 to 1.00, in each case, as of and tested on the last day of each fiscal quarter. The Credit Agreement also provides for customary events of default, including (among others) nonpayment, covenant defaults, breaches of representations or warranties, cross defaults with other material indebtedness, bankruptcy and insolvency events and a change of control. The events of default are generally qualified to include customary materiality thresholds and exceptions, and to otherwise include concepts of reasonableness when discretion is granted to the Agent or Lenders. If an event of default occurs and is continuing, the Administrative Agent will, at the request of, or may, with the consent of, the Required Lenders, declare the Obligations under the Credit Agreement immediately due and payable and the commitments of the Lenders may be terminated. For certain events of default relating to bankruptcy and insolvency, the commitments of the Lenders are automatically terminated and all outstanding Obligations become due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission for the fiscal quarter ending September 30, 2021, and is incorporated by reference herein.

Certain Lenders under the Credit Agreement and/or their affiliates may have in the past provided, and may in the future from time to time provide, investment banking, commercial banking, investment management and other services to the Company and its affiliates.

ITEM 1.02. Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Form 8-K regarding the termination of both the Cathay Security Agreements and the East West Business Loans is incorporated by reference into this Item 1.02.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: August 9, 2021
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer and Executive Vice President